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Exhibit 23B - Consent of Counsel


[JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP LETTERHEAD]
Jorden Burt Boros Cicchetti Berenson & Johnson LLP
1025 Thomas Jefferson Street, N.W.
East Lobby - Suite 400
Washington, D.C. 20007-5201


Christopher S. Petito                                             (202) 965-8152



July 23, 1998


Lincoln Benefit Life Company
206 South 13th Street
Omaha, Nebraska 68508


Ladies and Gentlemen:


     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement on Form S-1 (File No. 333 - ___________) filed by Lincoln Benefit Life Company with respect to certain market value adjusted interests under individual variable deferred annuity contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,

Jorden Burt Boros Cicchetti Berenson & Johnson LLP


By /s/ Christopher S. Petito
   --------------------------
   Christopher S. Petito